UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Leadis Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0547089
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

474 Potrero Avenue, Suite A, Sunnyvale CA	94085-4117
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐1

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒1

Securities Act registration statement number to which this form relates:	333-113880
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 72 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No 333-113880, filed with the United States Securities and Exchange Commission on March 24, 2004, and is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Document

3.1*	Amended and Restated Certificate of Incorporation of Registrant.

3.2*	Amended and Restated Bylaws of Registrant.

3.3*	Amended and Restated Certificate of Incorporation of Registrant to be effective upon completion of the offering.

3.4*	Amended and Restated Bylaws of Registrant to be effective upon completion of the offering.

4.2*	Specimen stock certificate.

4.3*	Amended and Restated Investor Rights Agreement dated August 19, 2002 by and between Registrant and certain holders of Registrant’s preferred stock.

*	Filed as a like-numbered exhibit to the S-1 Registration Statement, as amended, and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Leadis Technology, Inc.
(Registrant)

Date: May 20, 2004	By:	/s/ Sung Tae Ahn
Sung Tae Ahn President and Chief Executive Officer

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